UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

108 Scharberry Lane #2, Mars, PA 16046

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 8.01 Other Events.

On January 23, 2024, we appointed Debbie Wildrick to our Advisory Board to guide and consult on our launch of health energy drink under the “FOMO” brand, under notice of allowance for trademark by the USPTO. Ms. Wildrick is a sales, marketing, and operations executive and channel strategy specialist in the consumer packaged goods industry with 30+ years’ experience. She is an executive leader, speaker, and consultant to the food and beverage industries having held several executive positions with early stage brands in the past 15 years. Ms. Wildrick has been instrumental in beverage product development and the supplements and ingredient industries for the last 5+ years. She has had several leadership roles at Fortune 500 companies including 7-Eleven, Inc., where she ran a $4 billion beverage business, and Tropicana North America (PepsiCo), which generates an estimated $3 billion in anual revenue. Ms. Wildrick is a member and a Board Member of ten years of the Network of Executive Women, now NextUP @ https://www.nextupisnow.org/. Her LinkedIn profile is available @ https://www.linkedin.com/in/debbiewildrick/ and the Advisory Board Agreement and Warrant are included herein as Exhibits 10.1 and 10.2.

Exhibit No.	Description
10.1	Himalaya Technologies, Inc. Debbie Wildrick Advisory Agreement – January 23, 2024
10.2	Himalaya Technologies, Inc. Debbie Wildrick Warrant – January 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: January 24, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer